Exhibit 99.1

eXp Realty International Corporation Forms First Cloud Mortgage, Inc.

BELLINGHAM, WA – September 10, 2015 - eXp Realty International Corporation (OTCQB: EXPI) today announced that is has formed First Cloud Mortgage, Inc., a Delaware corporation (“First Cloud”) and has obtained its Nationwide Mortgage Licensing System (or NMLS) number.

EXPI is majority owner of First Cloud, holding an 80.5% interest with the remaining balance held by First Cloud’s President, Timothy Mulvehill and its Vice President, Victor Butschek. First Cloud aims to create new efficiencies for consumers and provide new opportunities for forward-thinking loan officers and mortgage professionals committed to advancing consumers’ best interests.

“This for us represents an opportunity to deliver value to our shareholders by combining our passion for leveraging technology to create opportunities for the very best professionals in an industry with a desire to provide premium loan products and outstanding service to borrowers in a manner that is fully transparent and informative,” said eXp Realty Chairman and CEO, Glenn Sanford.

Tim Mulvehill, President of First Cloud Mortgage can be reached at Tim@FirstCloudMortgage.com. Follow First Cloud Mortgage on Twitter at @FirstCloudLoan.

About eXp Realty International Corporation

eXp Realty International Corporation is the holding company for a number of companies most notably eXp Realty LLC, the Agent-Owned Cloud BrokerageTM as a full-service real estate brokerage providing 24/7 access to collaborative tools, training, and socialization for real estate brokers and agents through its 3-D, fully-immersive, cloud office environment. This effectively reduces agents’ overhead, increases their profits, and provides greater service value to consumers.

As a publicly-traded company, eXp Realty International Corporation uniquely offers agents and brokers the opportunity to earn equity awards for production and contributions to overall company growth. eXp Realty, LLC and eXp Realty of Canada, Inc. also feature an aggressive revenue sharing program that pays agents a percentage of gross commission income earned by fellow real estate professionals whom they attract into the Company.

From its inception, eXp Realty has been engaged in the marketing and sale of residential real estate with the goal of being the first truly cloud-based, full-service, global real estate brokerage company, delivering around-the-clock access to collaborative tools and professional development for managing real estate brokers and agents. The business model was created to increase brokers’ and agents’ listings and sales, while reducing their overhead and capital requirements. eXp Realty can now be found in approximately 31 states and parts of Canada. For more information, visit: www.exprealty.com or investors.exprealty.com.

1

You can also follow eXp Realty International on Twitter, LinkedIn, Facebook, and YouTube channel.

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the Company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

Investor Relations Contact Information:	Trade and Media Contact Information:
Glenn Sanford, Chairman & CEO	Jason Gesing, President
eXp Realty International Corporation	eXp Realty International Corporation
glenn@exprealty.com	jason@exprealty.com
360-389-2426	617-970-8518

2